UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2016

ASSOCIATED CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37387	47-3965991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code     (203) 629-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

  On December 30, 2016, Associated Capital Group, Inc. ("AC" or the "Company") entered into an agreement to purchase 926,345 shares of Class A common stock from an unaffiliated third party for $31.05 per share, or $28,763,012.25 in total.  The Company will treat the shares as treasury shares after the purchase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Capital Group, Inc.

By: /s/ Douglas R. Jamieson

Douglas R. Jamieson
President and Chief Executive Officer

Date:January 4, 2017